SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM T-1
                             --------

                     STATEMENT OF ELIGIBILITY
              UNDER THE TRUST INDENTURE ACT OF 1939
          OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
            OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                   ----------------------------

                THE FIRST NATIONAL BANK OF CHICAGO
       (Exact name of trustee as specified in its charter)

A National Banking Association                     36-0899825
                                                   (I.R.S. employer
                                                   identification number)

One First National Plaza, Chicago, Illinois        60670-0126
(Address of principal executive offices)           (Zip Code)

                The First National Bank of Chicago
               One First National Plaza, Suite 0286
                   Chicago, Illinois 60670-0286
      Attn: Lynn A. Goldstein, Law Department (312) 732-6919
      (Name, address and telephone number of agent for service)

                  =============================

                        Purina Mills, Inc.
       (Exact name of obligor as specified in its charter)

Delaware                                           43-1359249
(State or other jurisdiction of                    (I.R.S. employer
incorporation or organization)                     identification number)


1401 S. Hanley Road
St. Louis, Missouri                                63144
(Address of principal executive offices)           (Zip Code)


                         Debt Securities
                 (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

           (a) Name and address of each examining or supervising authority to which it is subject.

           Comptroller of Currency, Washington, D.C., Federal
           Deposit Insurance Corporation, Washington, D.C., The
           Board of Governors of the Federal Reserve System,
           Washington D.C.

           (b)  Whether it is authorized to exercise
           corporate trust powers.

           The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

           No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the articles of association of the trustee now in effect.*

           2 A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4. A copy of the existing by-laws of the trustee.*

           5. Not Applicable.

           6. The consent of the trustee required by Section
              321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8. Not Applicable.

           9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 6th day of April, 1998.


             The First National Bank of Chicago,
             Trustee

             By /s/ John R. Prendiville
                John R. Prendiville
                Vice President


* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica, Inc., filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                            EXHIBIT 6



               THE CONSENT OF THE TRUSTEE REQUIRED
                   BY SECTION 321(b) OF THE ACT



                                                      April 6, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

          In connection with the qualification of an indenture between Purina Mills, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    The First National Bank of Chicago

                     By   /s/ John R. Prendiville
                          John R. Prendiville
                          Vice President

                            EXHIBIT 7

Legal Title
of Bank:       The First National Bank
               of Chicago                    Call Date: 12/31/97 ST-BK:
Address:       One First National                       17-1630 FFIEC 031
               Plaza, Ste 0303                              Page RC-1
City, State
Zip:           Chicago, IL  60670
FDIC Certificate
No.:                      0/3/6/1/8
                          ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31,1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                               Dollar Amounts
                                                               C400           in Thousands     RCFD BIL MIL THOU
                                                               ------------------------------------------------


ASSETS
1.  Cash and balances
    due from depository
    institutions (from Schedule
    RC-A):
    a. Noninterest-bearing
    balances and currency
    and coin(1)                                                0081          4,267,336                   1.a.
    b. Interest-bearing
    balances(2)                                                0071          6,893,837                   1.b.
2.  Securities
    a. Held-to-maturity
    securities(from Schedule
    RC-B, column A)                                            1754                  0                   2.a.
    b. Available-for-sale
    securities (from Schedule
    RC-B, column D)............                                1773          5,691,722                   2.b.
3.  Federal funds sold and
    securities purchased under
    agreements to resell                                       1350          6,339,940                   3.
4.  Loans and lease financing
    receivables:
    a. Loans and leases,
    net of unearned income
    (from Schedule RC-C)                  RCFD                 2122         25,202,984                   4.a.
    b. LESS: Allowance
    for loan and lease
    losses                                RCFD                 3123            419,121                   4.b.
    c. LESS: Allocated
    transfer risk reserve                 RCFD                 3128                  0                   4.c.
    d. Loans and leases,
    net of unearned income,
    allowance, and reserve
    (item 4.a minus 4.b
    and 4.c)                                                  2125         24,783,863                    4.d.
5.  Trading assets (from
    Schedule RD-D)                                            3545          6,703,332                    5.
6.  Premises and fixed
    assets (including
    capitalized leases)                                       2145            743,426                    6.
7.  Other real estate owned
    (from Schedule RC-M)                                      2150              7,727                    7.
8.  Investments in
    unconsolidated
    subsidiaries and
    associated companies
    (from Schedule RC-M)                                      2130            134,959                    8.
9.  Customers' liability
    to this bank on
    acceptances outstanding                                   2155            644,340                    9.
10. Intangible assets
    (from Schedule RC-M)                                      2143            268,501                   10.

11. Other assets (from
    Schedule RC-F)                                            2160             2,004,432                11.
12. Total assets (sum of
    items 1 through 11)                                       2170            58,483,415                12.

-------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title
of Bank:       The First National Bank
               of Chicago                    Call Date: 12/31/97 ST-BK:
Address:       One First National                       17-1630 FFIEC 031
               Plaza, Ste 0303                              Page RC-2
City, State
Zip:           Chicago, IL  60670
FDIC Certificate
No.:                      0/3/6/1/8
                          ---------


Schedule RC-Continued

                                                                               Dollar Amounts
                                                               C400           in Thousands     RCFD BIL MIL THOU
                                                               -----------------------------------------------
LIABILITIES
13.   Deposits:
      a. In domestic offices
      (sum of totals of
      columns A and C
      from Schedule RC-E, part 1)         RCON                 2200           21,756,846                     13.a
      (1) Noninterest-bearing(1)          RCON                 6631            9,197,227                     13.a.1
      (2) Interest-bearing                RCON                 6636              559,619                     13.a.2
      b. In foreign offices,
      Edge and Agreement
      subsidiaries, and
      IBFs (from Schedule
      RC-E, part II)                      RCFN                 2200           14,811,410                     13.b.
      (1) Noninterest bearing             RCFN                 6631              332,801                     13.b.1
      (2) Interest-bearing                RCFN                 6636           14,478,609                     13.b.2
14.   Federal funds purchased
      and securities sold under
      agreements
      to repurchase:                      RCFD                 2800            4,535,422                     14
15.   a. Demand notes issued
      to the U.S. Treasury                RCON                 2840               43,763                     15.a
      b. Trading Liabilities
      (from Schedule RC-D)................RCFD                 3548            6,523,239                     15.b
16.   Other borrowed money:
      a. With a remaining maturity
      of one year or less                 RCFD                 2332            1,360,165                     16.a
      b. With a remaining maturity
      of more than one year through
      three years                                              A547              576,492                     16.b
 .     c. With a remaining maturity
      of more than three years ...........                     A548              703,981                     16.c
17.   Not applicable
18.   Bank's liability
      on acceptance executed
      and outstanding                     RCFD                 2920              644,341                     18
19.   Subordinated notes and
      debentures (2)                      RCFD                 3200            1,700,000                     19
20.   Other liabilities
      (from Schedule RC-G)                RCFD                 2930            1,322,077                     20
21.   Total liabilities
      (sum of items 13 through 20)        RCFD                 2948           53,987,736                     21
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred
      stock and related surplus           RCFD                 3838                    0                     23
24.   Common stock                        RCFD                 3230              200,858                     24
25.   Surplus (exclude all surplus
      related to preferred stock)         RCFD                 3839            2,999,001                     25
26.   a. Undivided profits and
      capital reserves                    RCFD                 3632            1,273,239                     26.a.
      b. Net unrealized holding
      gains (losses) on available-
      for-sale  securities                RCFD                 8434               24,096                     26.b.
27.   Cumulative foreign currency
      translation adjustments             RCFD                 3284              (1,515)                     27
28.   Total equity capital
      (sum of items 23 through 27)        RCFD                 3210            4,495,679                     28
29.   Total liabilities and
      equity capital (sum of
      items 21 and 28)                    RCFD                 3300           58,483,415                     29


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the
   statement below that best describes the  most
   comprehensive level of auditing work performed for
   the bank by independent external                           Number
   auditors as of any date during 1996.........RCFD 6724......N/A       M.1
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.